AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of July 19, 2010, (this "Third Amendment"), is entered into by CDI VESSEL HOLDINGS LLC, a Delaware limited liability company ("CDI Vessel"), CAL DIVE INTERNATIONAL, INC., a Delaware corporation (the "Parent", and together with CDI Vessel, the "Borrowers", and each, a "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of December 11, 2007 (as modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.

The Borrowers have requested, and the Lenders and the Administrative Agent have agreed, to make certain amendments to, and consents with respect to, the Credit Agreement as set forth herein.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrowers, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.

Definitions; References.  Unless otherwise defined in this Third Amendment, each term used in this Third Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.

Amendment of Credit Agreement.

(a)

Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

"Amortizing Term Loan" means any Term Loan the principal of which is repayable (exclusive of any prepayments) in quarterly installments during the term of this Agreement, including a final installment on the Term Loan Maturity Date.

"Amortizing Term Lender" means, at any time, any Term Lender to the extent it holds an Amortizing Term Loan at such time.  Schedule 2.01 to the Third Amendment sets forth the Amortizing Term Lenders as of the Third Amendment Effective Date, under the heading "Amortizing Term Lenders".

"Consenting Lender" means each Lender that has delivered an executed counterpart of the Third Amendment to the Administration Agent.

"Non-Amortizing Term Loan" means any Term Loan the principal of which is repayable (exclusive of any prepayments) in a single installment on the Term Loan Maturity Date.

"Non-Amortizing Term Lender" means, at any time, any Term Lender to the extent it holds a Non-Amortizing Term Loan at such time.  Schedule 2.01 to the Third Amendment sets forth the Non-Amortizing Term Lenders as of the Third Amendment Effective Date, under the heading "Non-Amortizing Term Lenders".

"Third Amendment" means Amendment No. 3 to the Credit Agreement dated as of July 19, 2010, among the Borrowers, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

"Third Amendment Effective Date" means July 19, 2010.

(b)

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Applicable Margin" in its entirety and replacing it with the following:

"Applicable Margin" means, from time to time, the following percentages per annum, based, in the case of Revolving Credit Loans, Letter of Credit Fees and Commitment Fees and in the case of Non-Amortizing Term Loans, upon the Consolidated Leverage Ratio as set forth below:

Applicable Margin - Revolving Credit Loans, Letter of Credit Fees and Commitment Fees
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans	Letters of Credit	Base Rate Loans
1	Less than 1.00x	0.50%	2.75%	2.75%	1.75%
2	Greater than or equal to 1.00x but less than 2.00x	0.50%	3.00%	3.00%	2.00%
3	Greater than or equal to 2.00x but less than 3.00x	0.50%	3.25%	3.25%	2.25%
4	Greater than or equal to 3.00x but less than 4.00x	0.50%	3.50%	3.50%	2.50%
5	Greater than or equal to 4.00x	0.50%	4.00%	4.00%	3.00%

Applicable Margin - Non-Amortizing Term Loans
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
1	Less than 3.00x	3.25%	2.25%

Applicable Margin - Non-Amortizing Term Loans
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
2	Greater than or equal to 3.00x but less than 4.00x	3.50%	2.50%
3	Greater than or equal to 4.00x	4.00%	3.00%

Applicable Margin – Amortizing Term Loans
Eurodollar Rate Loans	Base Rate Loans
2.25%	1.25%

Any increase or decrease in the Applicable Margin for Revolving Credit Loans and Letter of Credit Fees and/or for Non-Amortizing Term Loans resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate indicating such change is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5, in the case of the Applicable Margin for Revolving Credit Loans and Letter of Credit Fees, and Pricing Level 3, in the case of the Applicable Margin for Non-Amortizing Term Loans, shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered to the Administrative Agent.

(c)

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Consolidated EBITDA" in its entirety and replacing it with the following:

"Consolidated EBITDA" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, together with any non-cash interest for such period in respect of convertible or exchangeable debt securities prior to conversion to or exchange for Equity Interests in the applicable Person, (ii) the provision for Federal, state, local and foreign income taxes (and similar taxes to the extent based on income or profits) payable by the Parent and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) extraordinary or non-recurring charges or losses (including without limitation the cumulative effect of changes in GAAP and impairment charges related to long-lived assets) of the Parent and its Subsidiaries which do not represent a cash item in such period or any future period, (v) non-capitalized transaction costs for the Transaction, and (vi) stock-based compensation expenses of the Borrower and its Subsidiaries for such period which do not represent a cash item in such period or any future period and minus (b)  to the extent included in calculating such Consolidated Net Income, all extraordinary or non-recurring non-cash items increasing Consolidated Net Income for such period; provided, however, that for purposes of calculating the foregoing, the net income for such period of any Person that is not a Subsidiary of the Parent, including any such Person that is accounted for by the equity method of accounting, shall be included in Consolidated Net Income only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash during the applicable period) to the Parent or a Subsidiary thereof in respect of such period; and provided, further, that for purposes of calculating the foregoing, the net income for such period of any Person that is not a Wholly Owned Subsidiary of the Parent (and that is not subject to the preceding proviso) shall be included in Consolidated Net Income, and the items listed in clauses (a) and (b) shall be added or subtracted, as applicable, to Consolidated Net Income only in an amount equal to a percentage of such Consolidated Net Income or item equal to the percentage of the outstanding Equity Interests of such Person owned (directly or indirectly) by the Parent.

(d)

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Consolidated Interest Charges" in its entirety and replacing it with the following:

"Consolidated Interest Charges" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest and including cash interest payable on, but not non-cash interest in respect of, convertible or exchangeable debt securities prior to conversion to or exchange for Equity Interests in the applicable Person) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b)  the portion of rent expense of the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

(e)

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Defaulting Lender" in its entirety and replacing it with the following:

"Defaulting Lender" means any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder,  including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified either Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

(f)

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Equity Interests" in its entirety and replacing it with the following:

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests other than a net profits based bonus program in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not be Equity Interests prior to conversion or exchange thereof).

(g)

Section 1.03 of the Credit Agreement is hereby amended by inserting the following sentence at the end of clause (a) thereof:

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, convertible and exchangeable Indebtedness of the Borrower and its Subsidiaries shall be deemed to be the actual outstanding principal amount thereof, and the effects of FASB ASC 470-20 on financial liabilities shall be disregarded.

(h)

Section 2.04(a) of the Credit Agreement is hereby amended by deleting the first sentence of such clause (a) in its entirety and replacing it with the following:

(a)

The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a "Swing Line Loan") to the Parent from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender's Revolving Credit Commitment, and provided, further, that the Parent shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  In the event the Swing Line Lender exercises its discretion and makes a determination not to make Swing Line Loans available to the Parent as provided herein, it shall thereafter promptly notify the Parent and the Lenders of such determination; provided that any failure to give such notice shall not affect the validity of any such determination.

(i)

Section 2.08(c) of the Credit Agreement is hereby amended by deleting such clause (c) in its entirety and replacing it with the following:

(c)

Each Borrower shall repay to the Term Lenders the aggregate outstanding principal amount of the Term Loans made to such Borrower as follows: (i) in the case of Amortizing Term Loans (A) on the last Business Day of each March, June, September and December, commencing with September 30, 2010, the Borrowers shall repay the Amortizing Term Loans in the aggregate principal amount of $14,832,000 (which amount shall be (i) payable ratably by the Borrowers in accordance with the percentage of the Term Facility advanced to each on the Closing Date and (ii) reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06) and (B) on the Term Loan Maturity Date, each Borrower shall repay the aggregate principal amount of the Amortizing Term Loans made to such Borrower outstanding on such date and (ii) in the case of Non-Amortizing Term Loans, on the Term Loan Maturity Date, each Borrower shall repay the aggregate principal amount of the Non-Amortizing Term Loans made to such Borrower outstanding on such date.

(j)

Section 7.03(g) of the Credit Agreement is hereby amended by deleting part (C) thereof in its entirety and replacing it with the following:

(C)

is subject to covenants, terms, and conditions which are no more restrictive, taken as a whole, than the covenants, terms, and conditions of this Agreement;

(k)

Section 7.03(l) of the Credit Agreement is hereby amended by deleting such clause (l) in its entirety and replacing it with the following:

(l)

unsecured Indebtedness refinancing, refunding, renewing, or extending any Indebtedness permitted under Section 7.03(g); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, or extension and (ii) the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of Section 7.03(g);

(l)

Section 7.06 of the Credit Agreement is hereby amended by deleting the text "and" at the end of subsection (b) thereof, replacing the period at the end of subsection (c) thereof with "; and" and adding the following new subsection (d):

(d)

the Borrower may make customary payments in cash in lieu of fractional shares in connection with the conversion to or exchange for Equity Interests of convertible or exchangeable debt securities permitted under Section 7.03.

(m)

Section 7.09(b) of the Credit Agreement is hereby amended by deleting such clause (b) in its entirety and replacing it with the following:

(b)

requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

(n)

Section 7.11(b) of the Credit Agreement is hereby amended by deleting such clause (b) in its entirety and replacing it with the following:

(b)

Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the following amounts for each of the following corresponding periods:

Period	Ratio
For fiscal quarters ending on or before June 30, 2011	4.75 to 1.00
For the fiscal quarter ending September 30, 2011	4.25 to 1.00
For the fiscal quarter ending December 31, 2011, and thereafter	3.75 to 1.00

(o)

Section 7.15(a) of the Credit Agreement is hereby amended by deleting subsection (ii) thereof in its entirety and replacing it with the following:

(ii)

Indebtedness in connection with a refinancing, refunding, extension or renewal to the extent such refinancing, refunding, extension or renewal is permitted by Section 7.03(b), (e), or (l),

(p)

Section 7.15 of the Credit Agreement is hereby amended by deleting the text "and" at the end of subsection (a)(iv) thereof, replacing the ";" at the end of subsection (a)(v) with ", and" and adding the following new subsection (a)(vi):

(vi)

conversion to or exchange for Equity Interests of convertible or exchangeable debt securities permitted under Section 7.03 and customary payments in cash in lieu of fractional shares in connection therewith,

(q)

The Credit Agreement is hereby amended by replacing Schedule 2.01 in its entirety with Schedule 2.01 attached hereto.

(r)

The Credit Agreement is hereby amended by replacing Exhibit D in its entirety with Exhibit D attached hereto.

Section 3.

Consent.  In addition to the foregoing amendments, the Borrowers have requested that the Lenders consent to an intercompany transaction consisting of the sale by CDI Umbra LLC of the Eclipse and Cal Dive Barges, Inc., of the Texas to another Subsidiary or

Subsidiaries of the Parent including any Foreign Subsidiary, with payment of the purchase price therefor to be made in the form of promissory notes payable to the respective selling Subsidiaries (collectively, the "Intercompany Transaction").

(a)

Notwithstanding anything to the contrary in Sections 7.02, 7.03, 7.05 and/or 7.08 of the Credit Agreement, the Lenders hereby consent to the Intercompany Transaction subject to the conditions that (i) the purchase price for each such vessel is not less than its fair market value and (ii) the promissory notes received by the selling Subsidiaries are promptly delivered to the Administrative Agent to be held as Collateral pursuant to the Security Documents, together with all endorsements or note powers required by the Administrative Agent in connection therewith.  This consent is limited to the extent described herein and shall not be construed to be a consent to any transactions other than the Intercompany Transaction or to the modification of any other terms of the Credit Agreement or of the Loan Documents.

(b)

For the avoidance of doubt, the Intercompany Transaction shall be treated as an intercompany Disposition pursuant to Section 7.05(c) (regardless of whether the transferee Subsidiary is a Guarantor), and shall not be included in the calculation of compliance with any numerical limitations in this Agreement regarding Dispositions, Investments, or Indebtedness.

(c)

The Required Lenders hereby confirm, in accordance with Section 9.10 of the Credit Agreement, the Administrative Agent's authority to release the Eclipse and the Texas from the liens of the Security Documents at the closing of the Intercompany Transaction.  In this regard, upon the request of and at the Parent’s sole cost, the Administrative Agent agrees to execute and deliver any documents, instruments or certificates reasonably requested by the Parent to effectuate and/or evidence such lien release.

Section 4.

Representations and Warranties.  Each Borrower represents and warrants that (a) the execution, delivery, and performance of this Third Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Third Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of each Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Third Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.

Section 5.

Effect on Credit Documents.  Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  Each Borrower acknowledges and agrees that this Third Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Third Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Third Amendment may be a default or event of default under the other Loan Documents.

Section 6.

Effectiveness.  This Third Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction of the following conditions:

(a)

the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of each Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments and consents contemplated hereby;

(b)

the Administrative Agent (or its counsel) shall have received each of the items listed on the Closing Documents List attached hereto as Exhibit A, each in form and substance reasonably acceptable to the Administrative Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party; and

(c)

the Administrative Agent shall have received, or shall concurrently receive (i) for the account of each Lender that has delivered an executed counterpart of this Third Amendment to the Administrative Agent a consent fee equal to 12.5 basis points on the amount of such executing Lender's Revolving Credit Commitment then in effect and aggregate outstanding Term Loans, (ii) for the account of each Non-Amortizing Term Lender, a consent fee equal to 12.5 basis points on the amount of such Non-Amortizing Term Lender's Revolving Credit Commitment then in effect and aggregate outstanding Non-Amortizing Term Loans, and (iii) for the account of the applicable Person, payment of all other fees payable in connection with this Third Amendment.

Section 7.

Reaffirmation of Guaranty.  By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty each Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Third Amendment.

Section 8.

Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.

Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Third Amendment.  This Third Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.

Section 10.

ENTIRE AGREEMENT.  THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE

PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follows.]

#2368764

EXECUTED as of the first date above written.

CDI VESSEL HOLDINGS, LLC

By:

/s/ Quinn J. Hébert

Quinn J. Hébert

President and Chief Executive Officer

Signature Page to Amendment No. 3 to Credit Agreement

CAL DIVE INTERNATIONAL, INC.

By:

/s/ Quinn J. Hébert

Quinn J. Hebert

President and Chief Executive Officer

Signature Page to Amendment No. 3 to Credit Agreement

CAL DIVE HR SERVICES LLC, a Delaware limited liability company

CAL DIVE OFFSHORE CONTRACTORS, INC., a Delaware corporation

AFFILIATED MARINE CONTRACTORS, INC., a Delaware corporation

FLEET PIPELINE SERVICES, INC., a Delaware corporation

GULF OFFSHORE CONSTRUCTION, INC., a Delaware corporation

By:

/s/ Quinn J. Hébert

Quinn J. Hebert

President and Chief Executive Officer

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:

/s/ Alan Tapley

Alan Tapley

Assistant Vice President

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender, a Consenting Lender, and Non-Amortizing Term Lender

By:

/s/ Julie Castano

Julie Castano

Vice President

Signature Page to Amendment No. 3 to Credit Agreement

THE BANK OF NOVA SCOTIA, as Co-Documentation Agent, Consenting Lender, and Amortizing Term Lender

By:

/s/ John Frazell

John Frazell

Director

Signature Page to Amendment No. 3 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent, Consenting Lender, and Non-Amortizing Term Lender

By:

/s/ J. C. Hernandez

J. C. Hernandez
Vice President

Signature Page to Amendment No. 3 to Credit Agreement

NATIXIS, as a Consenting Lender and an Amortizing Term Lender

By:

/s/ Carlos Quinteros

Name:  Carlos Quinteros

Title:  Managing Director

By:

/s/ Timothy Polvado

Name:  Timothy Polvado

Title:  Managing Director

Signature Page to Amendment No. 3 to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Consenting Lender and an Amortizing Term Lender

By:

/s/ John Gutekunst

Name:  John Gutekunst

Title:    Relationship Manager

Signature Page to Amendment No. 3 to Credit Agreement

BNP PARIBAS, as a Consenting Lender and an Amortizing Term Lender

By:

/s/ Evan Gianonkakis

Name:  Evan Gianonkakis

Title:    Director

By:

/s/ Jean L. MacInnes

Name:   Jean L. MacInnes

Title:     Vice President

Signature Page to Amendment No. 3 to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION, as a Consenting Lender and an Amortizing Term Lender

By:

/s/ Kenyatta Gibbs

Name:   Kenyatta Gibbs

Title:     Vice President

Signature Page to Amendment No. 3 to Credit Agreement

CAPITAL ONE, N.A., as a Consenting Lender and an Amortizing Term Lender

By:

/s/ Don Backer

Name:   Don Backer

Title:     Senior Vice President

Signature Page to Amendment No. 3 to Credit Agreement

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Consenting Lender and an Amortizing Term Lender

By:

/s/ Michael M. Ward

Name:   Michael M. Ward

Title:     Credit & Operations Manager - Syndications

Signature Page to Amendment No. 3 to Credit Agreement

COMPASS BANK, as a Consenting Lender and a Non-Amortizing Term Lender

By:

/s/ Frank Carvelli

Name:  Frank Carvelli

Title:    Vice President

Signature Page to Amendment No. 3 to Credit Agreement

WHITNEY NATIONAL BANK, as a Consenting Lender and a Non-Amortizing Term Lender

By:

/s/ Wayne L. Mediamolie, II

Name:  Wayne L. Mediamolie, II

Title:    Vice President

Signature Page to Amendment No. 3 to Credit Agreement

RAYMOND JAMES BANK, FSB, as a Consenting Lender and a Non-Amortizing Term Lender

By:

/s/ Garrett McKinnon

Name: Garrett McKinnon

Title:  Senior Vice President

Signature Page to Amendment No. 3 to Credit Agreement

INDEX TO EXHIBITS AND SCHEDULES*

to

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Exhibit A

Closing Document List

Exhibit D

Form of Compliance Certificate

Schedule 2.01

Commitments and Applicable Percentages

The exhibits and schedules to Amendment No. 3 to Credit Agreement have been intentionally omitted because they are not material.  The Registrant agrees to furnish supplementally a copy of any omitted exhibit, schedule or similar attachment to the Securities and Exchange Commission upon request.